EXHIBIT 32-2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.; (the “Partnership”) for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Melanie R. Wenk, Senior Vice President-Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership’s general partner, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/MELANIE R. WENK
Melanie R. Wenk
Senior Vice President-Chief Financial Officer of WNC & Associates, Inc.

Date: August 14, 2015